EXHIBIT 99.1

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For Immediate Release                                   JJSC Contact:
                                                        Timothy McKenna
                                                        314/746-1254

                                                        STO Contact:
                                                        Bruce Byots
                                                        312/580-4663

                  STOCKHOLDERS OF JEFFERSON SMURFIT CORPORATION
                 AND STONE CONTAINER CORPORATION APPROVE MERGER

         CLAYTON, Mo., and CHICAGO, November 17, 1998 -- Jefferson Smurfit Corporation (Nasdaq: JJSC) and Stone Container Corporation (NYSE: STO) announced that, in separate shareholder meetings held earlier today, stockholders of Jefferson Smurfit and Stone Container approved the proposed merger between a wholly owned subsidiary of Jefferson Smurfit and Stone Container. The transaction was approved by holders of approximately 95 percent of Jefferson Smurfit common stock, which represents 99.5 percent of the shares voted, and approximately 85 percent of Stone Container common stock, which represents 99.5 percent of the shares voted.

         A favorable vote of two-thirds of the outstanding shares of each company's common stock was required to approve the merger. The meetings were conducted at the Renaissance Hotel in St. Louis and the Mid-America Club in Chicago, respectively.

         In a separate vote, stockholders of each corporation also voted to approve the adoption of the long-term incentive plan for the merged company.

         Jefferson Smurfit and Stone Container anticipate that the merger will be completed tomorrow, November 18. The companies previously announced that they have received all regulatory approvals necessary to complete the transaction. The combined company will be called Smurfit-Stone Container Corporation and will be listed on Nasdaq under the symbol SSCC. Smurfit-Stone Container Corporation will be the industry's leading manufacturer of paperboard and paper-based packaging products.

         Headquartered in Clayton, Missouri, Jefferson Smurfit Corporation is a focused, integrated producer of paper, paperboard and packaging. It is the industry's largest manufacturer of folding cartons, a leader in corrugated containers, industrial and consumer packaging and the largest collector, marketer and exporter of recovered fiber. The company operates more than 150 mills and converting facilities and employs nearly 16,000 people.

          Stone Container Corporation is a leading producer of unbleached paper and packaging. Its product lines include containerboard, corrugated containers, kraft paper, and paper bags and sacks. Headquartered in Chicago, the company has 218 manufacturing facilities in North America, Europe, Central and South America, Australia and Asia, and employs more than 20,000 people.

                                      # # #

         This document contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, about Jefferson Smurfit Corporation, Stone Container Corporation and the combined company. Although the companies believe that, in making any such statements, their expectations are based on reasonable assumptions, any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. When used in this document, the words "anticipates," "believes," "expects," "intends," and similar expressions as they relate to Jefferson Smurfit Corporation, Stone Container Corporation or the combined company or their respective managements are intended to identify such forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties. Important factors that could cause actual results to differ materially from those in forward-looking statements, certain of which are beyond the control of Jefferson Smurfit Corporation, Stone Container Corporation or the combined company include: the impact of general economic conditions in the U.S. and Canada and in other countries in which the companies and their subsidiaries currently do business (including Asia, Europe and Latin and South America); industry conditions, including competition and product and raw material prices; fluctuations in exchange rates and currency values; capital expenditure requirements; legislative or regulatory requirements, particularly concerning environmental matters; interest rates; access to capital markets; the timing of and value received in connection with asset divestitures and other corporate transactions; and obtaining required approvals, if any, of debt holders. The actual results, performance or achievement by Jefferson Smurfit Corporation, Stone Container Corporation or the combined company could differ materially from those expressed in, or implied by, these forward-looking statements and, accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations and financial condition of Jefferson Smurfit Corporation, Stone Container Corporation or the combined company.